EX-16.17.m

[ADDRESS]
[CITY, STATE ZIP CODE]

VOTE BY PHONE

• Read the Combined Prospectus/Proxy Statement and have this card at hand
•  Call toll-free [Phone #]
•  Follow the recorded instructions
•  Do not return this paper ballot

VOTE ON THE INTERNET

• Read the Combined Prospectus/Proxy Statement and have this card at hand
•  Log on to [Website address]
•  Follow the on-screen instructions
•  Do not return this paper ballot

VOTE BY MAIL

• Read the Combined Prospectus/Proxy Statement and have this card at hand
•  Check the appropriate boxes on reverse
•  Sign and date proxy card
•  Return promptly in the enclosed envelope

Your prompt response will save your Fund the expense of additional mailings.

GENWORTH VARIABLE INSURANCE TRUST

SPECIAL MEETING OF SHAREHOLDERS PROXY SOLICITED BY THE TRUSTEES

[FUND NAME PRINTS HERE]

[INSURANCE COMPANY NAME PRINTS HERE]

This Voting Instruction Card is solicited by the above-referenced insurance company (the “Company”) for its contract owners who hold a voting interest in the Separate Account of the Company that invests in the above-referenced Fund of Genworth Variable Insurance Trust (the “Trust”) and who are entitled to instruct the Company on how to vote shares held by the Separate Account.

The undersigned contract owner instructs the Company to vote at the Special Meeting of Shareholders of the Trust scheduled for April 27, 2010 at 10:00 a.m., and at any adjournments or postponements thereof, all shares of the Fund attributable to his or her contract or interest therein as directed on the reverse side of this card.

If you sign below but do not mark instructions on the reverse, the Company will vote all shares of the Trust attributable to your account value FOR the proposal.  If you fail to return this Voting Instruction Card, the Company will vote all shares attributable to your account value in proportion to all voting instructions for the Fund actually received from the contract owners in the Separate Account.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

Date: ________________________

Signature(s) (Title(s), if applicable)(Sign in the Box)

NOTE: Please sign exactly as your name appears on this proxy card. When shares are held by joint tenants, at least one holder should sign. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person indicating the person’s title.

Please fill in box(es) as shown using black or blue ink or number 2 pencil.   X

PLEASE DO NOT USE FINE POINT PENS.

Please refer to the Combined Prospectus/Proxy Statement discussion of each of these proposals.

IF NO SPECIFICATION IS MADE AND THIS VOTING INSTRUCTION CARD IS SIGNED AND RETURNED, THE COMPANY SHALL VOTE THE SHARES FOR THE PROPOSALS.

As to any other matter, the Company shall vote the shares in accordance with its best judgment.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING:

FOR    AGAINST    ABSTAIN

1.(For Shareholders of the Genworth Putnam International Capital Opportunities Fund Only) □ □ □

To approve a Plan of Reorganization by the Trust, which provides for (i) the reduction of the
Genworth Putnam International Capital Opportunities Fund’s (the “Transferor Fund”) portfolio holdings to cash (ii) the acquisition by the Genworth Enhanced International Index Fund
(the “Acquiring Fund”) of substantially all of the assets of the Transferor Fund, in exchange for shares of beneficial interest of the Acquiring Fund; (iii) the pro rata distribution of shares of the Acquiring Fund to the shareholders of the Transferor Fund in liquidation of the
Transferor Fund; and (iv) the termination of the Transferor Fund.

                                                          FOR    AGAINST   ABSTAIN
2.(For Shareholders of the Genworth Thornburg International Value Fund Only) □ □ □

To approve a Plan of Reorganization by the Trust, which provides for (i) the reduction of the
Genworth Thornburg International Value Fund’s (the “Transferor Fund”) portfolio holdings to cash (ii) the acquisition by the Genworth Enhanced International Index Fund
(the “Acquiring Fund”) of substantially all of the assets of the Transferor Fund, in exchange for shares of beneficial interest of the Acquiring Fund; (iii) the pro rata distribution of shares of the Acquiring Fund to the shareholders of the Transferor Fund in liquidation of the
Transferor Fund; and (iv) the termination of the Transferor Fund.

3.In its discretion, the Company is authorized to vote on any other business as may properly come before the Special Meeting or any adjournment thereof.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.